EXHIBIT 99.H 3


                               LICENSE AGREEMENT

      This License Agreement (this "Agreement") is entered into as of the 25th day of June, 2004, by and between PRIMECAP Management Company, a California corporation ("PMC"), and PRIMECAP Odyssey Funds, a Delaware statutory trust (the "Trust").

      WHEREAS, PMC was organized under the laws of the State of California and commenced doing business under a name including the word "PRIMECAP" in 1983, and has used such name at all times thereafter; and

      WHEREAS, PMC is the owner of service mark registration applications for the service mark "PRIMECAP" (Serial No. 78/416,745) and the service mark "PRIMECAP Odyssey"; and

      WHEREAS, the Trust was organized under the laws of the State of Delaware on June 8, 2004; and

      WHEREAS, the Trust has requested PMC's consent to the use of the phrase "PRIMECAP Odyssey" (the "Service Mark") in the name of the Trust and/or one or more of the series of shares of beneficial interest of the Trust (collectively "Series"), and PMC wishes to permit such use; and

      WHEREAS, the parties wish to enter into a written agreement to confirm the terms of such use by the Trust and the Series;

      NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, PMC and the Trust hereby agree as follows:

      1. The Trust hereby acknowledges and agrees that the name "PRIMECAP" and, by extension, the Service Mark, are valuable proprietary rights of PMC and that the Trust has no rights to use such name or Service Mark in the name of the Trust or that of any of its Series except as are provided to the Trust by PMC pursuant to this License Agreement. The Trust shall not in any manner represent that it has any rights of ownership or use with respect to the name "PRIMECAP" or the Service Mark except as set forth herein, and acknowledges that all uses of such name and Service Mark by it shall inure to the benefit of PMC.

      2. PMC hereby grants the Trust a non-exclusive, personal, indivisible, nontransferable and royalty-free license to use the Service Mark in the names of the Trust and/or any one or more of its Series, so long as such Service Mark is used in conjunction with other descriptive words such as "Fund" or "Funds" or phrases describing the investment objectives or purposes of a Series (such as "Aggressive Growth"). PMC hereby consents to the qualification of the Trust to do business under the laws of any state of the United States with the name "PRIMECAP Odyssey" in its name or that of any of its Series and agrees to execute such formal consents as may be necessary in connection with such qualifications.

      3. PMC reserves and retains the right to grant to any other person, including without limitation any other investment company, the right to use the name "PRIMECAP" and the Service Mark or variations thereof in its name and no consent or permission of the Trust shall be necessary for such use; provided, however, that if required by the applicable law of any state, the


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Trust shall forthwith grant all requisite consents. The Trust shall take such actions as PMC may reasonably require to protect the rights of PMC to such name and Service Mark.

      4. The Trust shall reproduce and include trademark and/or service mark symbols and legends, or other proprietary markings as required by PMC, whenever the Service Mark is used for any purpose. In addition, the Trust shall not use any other trademark, service mark, trade name or logotype in combination with the Service Mark without the prior express written approval of PMC. The Trust agrees it will not alter, modify, dilute or otherwise misuse the Service Mark. The Trust agrees that it shall not, without the express prior written consent of PMC, apply for registration, seek to obtain ownership, or contest or challenge PMC's exclusive ownership of the Service Mark or any similar, related or derivative right, in any state or nation. The provisions of this Section 4 shall survive the expiration or termination of this Agreement, irrespective of the reasons therefor. The Trust acknowledges and agrees that the quality of the services provided by the Trust under the Service Mark shall conform to applicable industry standards for the applicable services and shall be subject to a once a year independent third party inspection, upon reasonable notice to the Trust, of such materials upon which the Service Mark appears. During the term of this Agreement, the Trust shall furnish at the Trust's expense samples of advertising brochures and other materials bearing the Service Mark for inspection and analysis as PMC may reasonably request.

      5. To the fullest extent permitted by law, the Trust shall indemnify, protect, defend and hold harmless PMC from and against any and all losses, costs, expenses (including without limitation reasonable attorneys' fees), damages, injuries, liabilities, claims, demands, penalties or causes of action arising out of or relating to (a) any breach by the Trust of this Agreement, or
(b) the exercise or use by the Trust of the rights granted by this Agreement.

      6. The Trust shall promptly notify PMC of the assertion of any claim that the Service Mark or the Trust's use thereof infringes on the trademark, trade name, service mark, service name, copyright or other proprietary right of any other party, and shall cooperate with and otherwise assist PMC in the investigation and resolution of any such claim at PMC's expense. In addition, the Trust shall promptly notify PMC of any known or suspected use of the Service Mark by others not duly authorized by PMC. Notification of such infringement shall include all details known by the Trust that would enable PMC to investigate such infringement. Nothing in this Section 6 shall require PMC to bring suit for the infringement of the Service Mark. The Trust shall have no right to initiate an action of its own against an alleged infringer without first obtaining the prior express written approval of PMC. The Trust agrees to fully cooperate with PMC in prosecution of any action against an infringer, including without limitation the provision of evidence and testimony in such action. In the event that PMC should attempt to pursue any infringer and obtain a recovery from such infringer, whether by adjudication or settlement, PMC shall be entitled to retain the entirety of any such recovery to the exclusion of the Trust.

      7. The Trust shall have no right to grant to any other person a sublicense to use a name containing the Service Mark. The Trust shall have no right to assign its interest in this Agreement or any part thereof to any other person without the prior written consent of PMC.


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      8. The license provided to the Trust hereunder shall terminate and be of no further force or effect at such time as PMC no longer provides investment advisory services to the Trust or any of its Series. The license provided to the Trust for use by any Series hereunder shall terminate with respect to such Series and be of no further force or effect at such time as PMC no longer provides investment advisory services to such Series. In either such event, the Trust shall as promptly as practicable take such actions as may be necessary to change its name and/or the names of the Series to names that do not include the names "PRIMECAP" or "PRIMECAP Odyssey."

      9. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be amended at any time except by a writing signed by the parties hereto.

10. All of the terms of this Agreement shall be binding upon, and except as set forth herein shall inure to the benefit of, the successors and assigns of the parties.

      11. PMC acknowledges that it has received a copy of the Declaration of Trust of the Trust dated June 25, 2004. PMC further acknowledges and agrees that the obligations of the Trust under this Agreement are not binding on any officers, trustees or shareholders of the Trust individually, but are binding only upon the assets and properties of the Trust.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               PRIMECAP MANAGEMENT COMPANY



                                    /s/ Howard B. Schow
                               ------------------------------------
                               Howard B. Schow, its Chairman



                               PRIMECAP ODYSSEY FUNDS



                                    /s/ Mitchell J. Milias
                               ------------------------------------
                               Mitchell J. Milias, its President


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